Exhibit 99.2

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 23, 2022 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that its board of directors declared a quarterly dividend of $0.13 per share on Comfort Systems USA, Inc. common stock. The dividend is payable on March 22, 2022 to stockholders of record at the close of business on March 11, 2022.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 169 locations in 126 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.